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                                                                   Exhibit 23.2
                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-31441) of Oakwood Mortgage Investors, Inc. of our report dated November 4, 1996 appearing on page 35 of Oakwood Homes Corporation's ("OHC") Annual Report to Shareholders, which is incorporated by reference in OHC's Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Winston-Salem, North Carolina
July 30, 1997